UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2021

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-1969407

1-4393	PUGET SOUND ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-0374630

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indenture

On June 14, 2021, Puget Energy, Inc. (the “Company”) entered into a Sixth Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated as of December 6, 2010 (the “Base Indenture” and together with the Supplemental Indenture the “Indenture”), with Wells Fargo Bank, National Association, as trustee, pursuant to which the Company issued $500 million principal amount of 2.379% senior secured notes due 2028 (the “Notes”). The Notes mature on June 15, 2028, and accrue interest at 2.379% per annum, payable semiannually in arrears on June 15 and December 15 of each year, commencing on December 15, 2021. The Notes are secured by substantially all of the Company’s assets, which consists primarily of the equity interests it holds in its wholly owned subsidiary, Puget Sound Energy, Inc., and will rank pari passu in right of payment, to the extent of the value of the collateral securing the Notes, with all of the Company’s existing and future senior secured indebtedness.

At any time prior to April 15, 2028, the Company may redeem the Notes at its option, in whole or in part, at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the redemption date on a semiannual basis at the Treasury Rate plus 20 basis points. At any time on or after April 15, 2028, the Company may redeem the Notes at its option, in whole or in part, at any time at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, such redemption date.

Upon the occurrence of a change of control repurchase event (as defined in the Indenture), each holder of Notes will have the right to require the Company to repurchase such holder’s Notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of purchase.

The Indenture contains covenants limiting the Company’s ability and the Company’s subsidiaries’ ability to create certain liens, enter into sale and lease-back transactions, and consolidate or merge with, or convey, transfer or lease all or substantially all the Company’s assets to, another person. However, each of these covenants is subject to certain exceptions.

The Notes were offered within the United States only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended, and to non-U.S. purchasers under Regulation S under the Securities Act, in an offering exempt from the registration requirements of the Securities Act. Unless registered under the Securities Act, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Supplemental Indenture (including the form of Note attached thereto), a copy of which is filed as Exhibit 4.1 to this Report. The foregoing description of the Notes and the Indenture is also qualified in its entirety by reference to the Base Indenture, which is incorporated herein by reference.

Registration Rights Agreement

On June 14, 2021, in connection with the issuance of the Notes, the Company agreed, pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), among the Company and BofA Securities, Inc., Scotia Capital (USA) Inc., and U.S. Bancorp Investments, Inc. and each of the other initial purchasers named in Schedule A (the “Initial Purchasers”) to the Purchase Agreement dated June 3, 2021 among the Company and the Initial Purchasers (the “Purchase Agreement”), to register the Notes under the Securities Act so as to allow holders of the Notes to exchange the Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act. If the Company fails to comply with these obligations on time (each a “registration default”), the Company will be required to pay additional interest at a rate of 0.25% per annum for the first 90-day period following a registration default and an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue (provided that such rate may not exceed 1.00% per annum).

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.7 to this Report.

Certain Relationships

Certain Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates, for which they have received, or may in the future receive, customary fees and commissions. Affiliates of some of the Initial Purchasers are also agents and/or lenders under the Company’s senior secured credit facility and may receive customary fees related thereto. The Company intends to use the proceeds from this offering to repay at maturity $500 million in aggregate principal amount of the Company’s 6.000% senior secured notes due September 1, 2021 and for general corporate purposes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Purchase Agreement

On June 3, 2021, the Company entered into the Purchase Agreement with the Initial Purchasers with respect to the initial purchase and sale of the Notes. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Sixth Supplemental Indenture dated June 14, 2021 relating to Puget Energy’s 2.379% Senior Secured Notes due 2028

4.2	Indenture dated December 6, 2010 between Puget Energy, Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 to Puget Energy’s Current Report on Form 8-K, filed December 7, 2010, Commission File No. 1-16305)

4.3	Second Supplemental Indenture dated June 3, 2011 between Puget Energy, Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 to Puget Energy’s Current Report on Form 8-K, filed June 7, 2011, Commission File No. 1-16305)

4.4	Third Supplemental Indenture dated June 15, 2012 between Puget Energy, Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 to Puget Energy’s Current Report on Form 8-K, filed June 18, 2012, Commission File No. 1-16305)

4.5	Fourth Supplemental Indenture dated May 12, 2015 relating to Puget Energy’s 3.650% Senior Secured Notes due 2025 (incorporated herein by reference to Exhibit 4.1 to Puget Energy’s Current Report on Form 8-K, filed May 15, 2015, Commission File No. 1-4393)

4.6	Fifth Supplemental Indenture dated May 19, 2020 relating to Puget Energy’s 4.100% Senior Secured Notes due 2030 (incorporated herein by reference to Exhibit 4.1 to Puget Energy’s Current Report on Form 8-K, filed May 19, 2020, Commission File No. 1-4393)

4.7	Registration Rights Agreement, dated as of June 14, 2021, among Puget Energy, Inc., BofA Securities, Inc., Scotia Capital (USA) Inc., and U.S. Bancorp Investments, Inc., as representatives of the several initial purchasers party thereto

99.1	Purchase Agreement, dated as of June 3, 2021, among Puget Energy, Inc., BofA Securities, Inc., Scotia Capital (USA) Inc., and U.S. Bancorp Investments, Inc., as representatives of the several initial purchasers party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

Dated: June 21, 2021	By:	/s/ Cara Peterman
	Name:	Cara Peterman
	Title:	Corporate Treasurer